Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2018 SECOND QUARTER RESULTS

Fiscal 2018 second quarter revenue of $536.3 million, up 20% versus prior year period

Fiscal 2018 second quarter operating income of $72.4 million, up 24% versus prior year period

Fiscal 2018 second quarter adjusted operating income of $118.0 million, up 23% versus prior year period

NEW YORK, N.Y., February 2, 2018 - The Madison Square Garden Company (NYSE: MSG) today reported financial results for the second quarter ended December 31, 2017.

For the fiscal 2018 second quarter, the Company generated revenues of $536.3 million, an increase of 20% as compared with the prior year period. In addition, the Company generated fiscal 2018 second quarter operating income of $72.4 million and adjusted operating income of $118.0 million, which represent increases of 24% and 23%, respectively, both as compared to the prior year second quarter. (1) (2)

Executive Chairman and CEO Jim Dolan said, “For the fiscal 2018 second quarter, we delivered strong year-over-year growth in revenues and adjusted operating income, fueled by our continued focus on providing the very best in live experiences. Our performance this quarter was highlighted by strong bookings results, record revenue for the Christmas Spectacular and broad-based growth across our Sports segment. With regard to our venue expansion strategy, we continue to make important progress on the design of our Las Vegas venue. Looking ahead, we remain confident in our ongoing ability to deliver attractive long-term growth and value creation for our shareholders.”

Results from Operations

Segment results for the quarters ended December 31, 2017 and 2016 are as follows:

	Revenues			Operating Income (Loss)			Adjusted Operating Income (Loss)
$ millions	F’Q2 2018	F’Q2 2017	% Change	F’Q2 2018	F’Q2 2017	% Change	F’Q2 2018	F’Q2 2017	% Change
MSG Entertainment	$271.2	$192.5	41%	$74.5	$57.0	31%	$81.9	$63.7	29%
MSG Sports	265.1	252.7	5%	49.3	40.2	23%	55.1	47.2	17%
Corporate and Other	—	—	NM	(45.5)	(38.7)	(18)%	(19.0)	(14.9)	(27)%
Purchase accounting adjustments	—	—	NM	(5.9)	(0.2)	NM	—	—	NM
Total Company	$536.3	$445.2	20%	$72.4	$58.3	24%	$118.0	$96.0	23%

Note: Does not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
(2)

Fiscal 2017 second quarter operating results did not include TAO Group, Counter Logic Gaming and Obscura Digital, which the Company acquired on January 31, 2017, July 28, 2017 and November 20, 2017, respectively. Accordingly, the Company’s results for fiscal 2018 are not directly comparable to fiscal 2017 results. In addition, the Company records TAO Group’s operating results in its consolidated statements of operations on a three-month lag basis.

MSG Entertainment

For the fiscal 2018 second quarter as compared to the prior year period, MSG Entertainment revenues of $271.2 million increased 41%. The increase was primarily due to the inclusion of operating results for TAO Group and higher overall event-related revenues at the Company’s venues, as well as an increase in revenues for the Christmas Spectacular Starring the Radio City Rockettes production. The increase in event-related revenues was primarily due to higher revenues at The Theater at Madison Square Garden, the Forum, The Garden and The Chicago Theatre. The increase in revenues for the Christmas Spectacular production was primarily due to higher ticket-related revenue, mainly as a result of higher average ticket prices and the impact of additional scheduled performances, partially offset by a decrease in average per-show paid attendance.

Fiscal 2018 second quarter operating income of $74.5 million increased 31% and adjusted operating income of $81.9 million increased 29%, both as compared to the prior year period. The increases primarily reflect higher revenues, partially offset by an increase in direct operating expenses and higher selling, general and administrative expenses. The increase in direct operating expenses was primarily due to the inclusion of TAO Group’s operating results and higher overall event-related expenses at the Company’s venues. The increase in selling, general and administrative expenses was primarily due to the inclusion of TAO Group’s operating results (including a management fee incurred by TAO Group payable to the Company) and higher corporate general and administrative costs and professional fees.

MSG Sports

For the fiscal 2018 second quarter as compared to the prior year period, MSG Sports revenues of $265.1 million increased 5%. The increase in revenues was primarily due to higher sponsorship and signage revenues, professional sports teams’ pre/regular season ticket-related revenue and food, beverage and merchandise sales, as well as higher local media rights fees from MSG Networks Inc., suite rental fees and league distributions. This was partially offset by lower event-related revenues from other live sporting events.

Second quarter operating income of $49.3 million increased 23% and adjusted operating income of $55.1 million increased 17%, both as compared to the prior year period. The increases primarily reflect higher revenues, partially offset by an increase in direct operating expenses and selling, general and administrative expenses. The increase in direct operating expenses was primarily due to higher other team operating expenses, net provisions for NBA and NHL revenue sharing expense, net provisions for certain team personnel transactions, and expenses associated with food, beverage and merchandise sales, partially offset by lower event-related expenses for other live sporting events and venue operating costs.

Corporate and Other

For the fiscal 2018 second quarter as compared to the prior year period, Corporate and Other’s operating loss of $45.5 million and adjusted operating loss of $19.0 million increased 18% and 27%, respectively, primarily due to higher employee compensation and related benefits and the inclusion of certain selling, general and administrative expenses for Obscura Digital, partially offset by a management fee earned for providing management and strategic services to TAO Group.

Purchase Accounting Adjustments

For the fiscal 2018 second quarter as compared to the prior year period, operating expenses related to purchase accounting adjustments of $5.9 million increased $5.6 million, primarily due to the amortization of intangible assets and expense related to the step-up in value of leases for TAO Group.

Other Items

During the fiscal second quarter, the Company purchased a nearly 5-acre site in London, zoned for commercial and leisure use and adjacent to the Westfield Stratford City shopping center, for $79.5 million (£60.0 million). This amount excludes transactional taxes, a significant majority of which is recoverable value-added tax.

As a result of the recently enacted Federal tax reform legislation effective January 1, 2018, which reduces the Company’s federal tax rate to 21% from 35% and provides that future net operating losses have an indefinite carry-forward period, fiscal 2018 second quarter net income includes a non-cash income tax benefit of $113.5 million to reduce the Company’s net deferred tax liabilities.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment experiences. The company presents or hosts a broad array of premier events in its diverse collection of iconic venues: New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, CA; The Chicago Theatre; and the Wang Theatre in Boston. Other MSG properties include legendary sports franchises: the New York Knicks (NBA), the New York Rangers (NHL) and the New York Liberty (WNBA); two development league teams -- the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and one of the leading North American esports organizations, Counter Logic Gaming. In addition, the Company features the popular original production - the Christmas Spectacular Starring the Radio City Rockettes - and through Boston Calling Events, produces New England’s preeminent Boston Calling Music Festival. Also under the MSG umbrella is TAO Group, a world-class hospitality group with globally-recognized entertainment dining and nightlife brands: Tao, Marquee, Lavo, Avenue, The Stanton Social, Beauty & Essex and Vandal. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits, 4) gains or losses on sales or dispositions of businesses and 5) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 7097567

Conference call replay number is 855-859-2056 / Conference ID Number 7097567 until February 9, 2018

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Revenues	$536,302	$445,150	$781,517	$626,845
Direct operating expenses	311,881	266,673	435,617	378,080
Selling, general and administrative expenses	121,440	94,260	227,878	171,281
Depreciation and amortization	30,544	25,966	61,090	52,076

Operating income	72,437	58,251	56,932	25,408
Other income (expense):
Earnings (loss) in equity method investments	(2,608)	(1,188)	2,117	(2,182)
Interest income	5,378	2,692	9,764	5,091
Interest expense	(3,798)	(491)	(7,509)	(901)
Miscellaneous income (expense)	(250)	1,405	(250)	1,405

Income from operations before income taxes	71,159	60,669	61,054	28,821
Income tax benefit (expense)	116,832	(3,248)	116,070	(314)

Net income	187,991	57,421	177,124	28,507
Less: Net income (loss) attributable to redeemable noncontrolling interests	(767)	—	133	—
Less: Net loss attributable to nonredeemable noncontrolling interests	(855)	(305)	(1,515)	(593)

Net income attributable to The Madison Square Garden Company’s stockholders	$189,613	$57,726	$178,506	$29,100

Basic earnings per common share attributable to The Madison Square Garden Company’s stockholders	$8.03	$2.41	$7.57	$1.21
Diluted earnings per common share attributable to The Madison Square Garden Company’s stockholders	$7.96	$2.39	$7.48	$1.20
Basic weighted-average number of common shares outstanding	23,621	23,971	23,594	24,013
Diluted weighted-average number of common shares outstanding	23,813	24,143	23,861	24,192

THE MADISON SQUARE GARDEN COMPANY

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plan and non-employee director plan in all periods.
•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.
•	Other purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily fair value adjustments to favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Operating income	$72,437	$58,251	$56,932	$25,408
Share-based compensation	13,912	11,743	26,816	20,098
Depreciation and amortization[1]	30,544	25,966	61,090	52,076
Other purchase accounting adjustments	1,133	—	2,324	—

Adjusted operating income	$118,026	$95,960	$147,162	$97,582

[1]	Includes depreciation and amortization related to purchase accounting adjustments.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended December 31,
	2017	2016	% Change
MSG Entertainment	$271,216	$192,485	41%
MSG Sports	265,086	252,665	5%
Corporate and Other	—	—	NM

The Madison Square Garden Company Total	$536,302	$445,150	20%

	Six Months Ended December 31,
	2017	2016	% Change
MSG Entertainment	$435,497	$303,183	44%
MSG Sports	346,020	323,662	7%
Corporate and Other	—	—	NM

The Madison Square Garden Company Total	$781,517	$626,845	25%

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING INCOME (LOSS)

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Three Months Ended December 31,			Three Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
MSG Entertainment	$74,531	$56,976	31%	$81,944	$63,655	29%
MSG Sports	49,324	40,205	23%	55,078	47,210	17%
Corporate and Other	(45,541)	(38,700)	(18)%	(18,996)	(14,905)	(27)%
Purchase accounting adjustments	(5,877)	(230)	NM	—	—	NM

The Madison Square Garden Company Total	$72,437	$58,251	24%	$118,026	$95,960	23%

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Six Months Ended December 31,			Six Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
MSG Entertainment	$84,378	$49,920	69%	$99,853	$62,594	60%
MSG Sports	69,016	49,522	39%	80,912	62,629	29%
Corporate and Other	(85,215)	(73,574)	(16)%	(33,603)	(27,641)	(22)%
Purchase accounting adjustments	(11,247)	(460)	NM	—	—	NM

The Madison Square Garden Company Total	$56,932	$25,408	124%	$147,162	$97,582	51%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2017	June 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,125,647	$1,238,114
Restricted cash	23,332	34,000
Accounts receivable, net	119,158	102,085
Net related party receivables	1,524	2,714
Prepaid expenses	44,132	23,358
Other current assets	41,475	49,458

Total current assets	1,355,268	1,449,729
Investments and loans to nonconsolidated affiliates	247,586	242,287
Property and equipment, net	1,235,133	1,159,271
Amortizable intangible assets, net	256,892	256,975
Indefinite-lived intangible assets	174,850	166,850
Goodwill	392,621	380,087
Other assets	51,921	57,554

Total assets	$3,714,271	$3,712,753

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$38,416	$24,084
Net related party payables	21,197	17,576
Current portion of long-term debt, net of deferred financing costs	436	—
Accrued liabilities:
Employee related costs	69,651	138,858
Other accrued liabilities	184,131	191,344
Deferred revenue	390,056	390,180

Total current liabilities	703,887	762,042
Long-term debt, net of deferred financing costs	105,464	105,433
Defined benefit and other postretirement obligations	44,919	52,997
Other employee related costs	27,894	29,399
Deferred tax liabilities, net	80,324	196,436
Other liabilities	72,287	65,955

Total liabilities	1,034,775	1,212,262

Commitments and contingencies
Redeemable noncontrolling interests	77,819	80,630
The Madison Square Garden Company Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,025 and 19,014 shares outstanding as of December 31, 2017 and June 30, 2017, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of December 31, 2017 and June 30, 2017	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of December 31, 2017 and June 30, 2017	—	—
Additional paid-in capital	2,838,120	2,832,516
Treasury stock, at cost, 1,422 and 1,433 shares as of December 31, 2017 and June 30, 2017, respectively	(242,495)	(242,077)
Retained earnings (accumulated deficit)	27,693	(148,410)
Accumulated other comprehensive loss	(39,449)	(34,115)

Total The Madison Square Garden Company stockholders’ equity	2,584,118	2,408,163
Nonredeemable noncontrolling interests	17,559	11,698

Total equity	2,601,677	2,419,861

Total liabilities, redeemable noncontrolling interests and equity	$3,714,271	$3,712,753

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Six Months Ended December 31,
	2017	2016
Net cash provided by operating activities	$63,267	$109,932
Net cash used in investing activities	(143,872)	(62,691)
Net cash used in financing activities	(31,874)	(81,213)
Effect of exchange rates on cash and cash equivalents	12	—

Net decrease in cash and cash equivalents	(112,467)	(33,972)
Cash and cash equivalents at beginning of period	1,238,114	1,444,317

Cash and cash equivalents at end of period	$1,125,647	$1,410,345